UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2019

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083
(Address of principal executive offices) (Zip Code)

(908) 688-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2019 and effective on the same date, the Board of Directors (the “Board”) of Bed Bath & Beyond Inc. (the “Company”) amended and restated the Company’s Amended By-laws (as so amended and restated, the “Amended and Restated By-Laws”).  The Amended and Restated By-Laws reflect the previously announced amendment approved by the Board on April 21, 2019, which allows the Company to appoint a Director Emeritus or Chairman Emeritus and removed the requirement that the Chairman of the Board be considered an executive officer of the Company. In addition, the Amended and Restated By-Laws update the description of the Chairman’s responsibilities to reflect that the Chairman is no longer an officer of the Company, delete that the Chief Executive Officer of the Company shall perform all duties and functions and exercise all powers of the Chairman in the absence of the Chairman, and make certain other conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01              Other Events.

On June 19, 2019, the Compensation Committee of the Board (the “Committee”) adopted a form of award agreement for “performance stock units” (“PSUs”, and such award agreement, the “PSU Award Agreement”) under the Company’s 2018 Incentive Compensation Plan (“2018 Plan”) or the Company’s 2012 Incentive Compensation Plan (“2012 Plan”), based on the Committee’s review including consideration of feedback from the Committee’s independent compensation consultant and independent legal counsel. The PSU Award Agreement will be used as a part of the Company’s equity incentive program for its executive officers and certain other key executives, with the first awards pursuant to the PSU Award Agreements expected to be made in June 2019. The PSU Award Agreement is generally based on the form of PSU award agreement previously used by the Company under the 2012 Plan, with the following key features:

•                  Twenty-five percent (25%) of the PSUs will be subject to a Performance Goal (as defined in the PSU Award Agreement) based on the Company’s Earnings Before Income Tax (EBIT) relative to a target EBIT during a one-year performance period;

•                  Thirty-seven and a half percent (37.5%) of the PSUs will be subject to a Performance Goal based on the Company’s Total Shareholder Return (as described in the PSU Award Agreement) relative to a pre-selected peer group of the Company during a three-year performance period;

•                  Thirty-seven and a half percent (37.5%) of the PSUs will be subject to a Performance Goal based on the Company’s cumulative EBIT relative to a target cumulative EBIT during a three-year performance period;

•                  Awards are capped at 150% of target achievement, except that awards are capped at 100% of target achievement in the event that the Company’s Total Shareholder Return is negative during the applicable performance period;

•                  The awards generally vest, if at all, at the end of the applicable performance periods, subject to the recipient’s continued service through each applicable date;

•                  In the event that the award recipient’s employment is terminated by the Company without Cause, by the recipient for Good Reason, or due to a Constructive Termination without Cause (as described in the PSU Award Agreement), a portion of the PSUs will vest on a prorated basis, based upon the period of the participant’s employment with the Company following the grant date, subject to the Committee’s certification of the achievement of applicable Performance Goals.

A copy of the form of PSU Award Agreement is attached hereto as Exhibit 10.1. The summary of the PSU Award Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the attached form.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Bed Bath & Beyond Inc.
10.1	Form of Standard Performance Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: June 19, 2019	By:	/s/ Robyn M. D’Elia
Robyn M. D’Elia
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)